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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on:
a) Forms S-8 No. 333-49646, No. 33-41527, No. 33-55446, No. 33-55448, No.
33-78848, No. 33-78844, No. 333-44763, No. 333-44765, No. 333-13007, No.
33-78834, No. 33-95270, No. 333-13015, No. 333-76601, No. 333-89271, No.
333-75829; 333-58122; and b) Forms S-3 No. 333-42792, No. 333-35434, No.
333-63615, No. 333-00118, of NTL Incorporated (the "Company") and in the related Prospectuses of our report dated April 16, 2002, with respect to the consolidated financial statements and schedule of the Company included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                        /s/ Ernst & Young LLP

New York, New York
April 16, 2002